UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934(Amendment No.  )

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LIVEDEAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIVEDEAL, INC.

4840 East Jasmine Street
Suite 105
Mesa, Arizona 85205-3321
(480) 654-9646

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 28, 2008

January __, 2008
Mesa, Arizona

To Our Stockholders:

The 2008 Annual Meeting of Stockholders of LiveDeal, Inc. (“LiveDeal”) will be held at 2240 Village Walk Drive, Building 3, Second Floor, Henderson, Nevada 89052, on February 28, 2008, beginning at 10:00 a.m. local time. The Annual Meeting is being held to:

1.	elect seven directors to our Board of Directors;

2.
approve an amendment to the LiveDeal, Inc. Amended and Restated 2003 Stock Plan to increase the number of shares authorized for issuance under the 2003 Stock Plan from 800,000 shares to 1,100,000 shares;

3.	ratify the appointment of Mayer Hoffman McCann P.C. as LiveDeal’s independent registered public accounting firm for the fiscal year ending September 30, 2008; and

4.	transact such other business that may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on January 7, 2008 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.  Your vote is important.  Note that we have enclosed with this notice (i) our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and (ii) a Proxy Statement.

Your proxy is being solicited by LiveDeal’s Board of Directors.  All stockholders are cordially invited to attend our Annual Meeting and vote in person.  In order to assure your representation at the Annual Meeting, however, we urge you to complete, sign and date the enclosed proxy as promptly as possible and return it to us either (i) via facsimile to the attention of Gary L. Perschbacher at 480-324-2507, or (ii) in the enclosed postage-paid envelope.  If you attend the Annual Meeting in person, you may vote in person even if you previously have returned a proxy.

By Order of the Board of Directors

/s/ Joseph F. Cunningham, Jr.

Joseph F. Cunningham, Jr.
Chairman of the Board

PLEASE VOTE – YOUR VOTE IS IMPORTANT

LIVEDEAL, INC.
4840 East Jasmine Street
Suite 105
Mesa, Arizona 85205-3321
(480) 654-9646

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 28, 2008

This Proxy Statement relates to the 2008 Annual Meeting of Stockholders of LiveDeal, Inc. (“LiveDeal” or the “Company”).  The Annual Meeting will be held on February 28, 2008 at 10:00 a.m. local time, at 2240 Village Walk Drive, Building 3, Second Floor, Henderson, Nevada 89052, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  The enclosed proxy is solicited by our Board of Directors.  The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about January __, 2008.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including (i) the election of seven directors to our Board; (ii) a proposal to increase the number of shares authorized for issuance under the LiveDeal, Inc. Amended and Restated 2003 Stock Plan (the “2003 Stock Plan”) from 800,000 shares to 1,100,000 shares; and (iii) the ratification of the appointment of our independent registered public accounting firm.  In addition, management will report on our most recent financial and operating results and respond to questions from stockholders.

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, January 7, 2008, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the meeting and vote the shares that they held on that date at the meeting or any postponement or adjournment of the meeting.  At the close of business on January 7, 2008, there were issued, outstanding and entitled to vote 6,612,366 shares of our common stock, par value $.001 per share, each of which is entitled to one vote.  You may not cumulate votes in the election of directors.

How do I vote?

You may vote on matters to come before the meeting in two ways: (i) you can attend the meeting and cast your vote in person; or (ii) you can vote by completing, signing and dating the enclosed proxy card and returning it to us via mail or facsimile.  If you do so, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our Board of Directors.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by either (i) filing with our Corporate Secretary a notice of revocation; (ii) sending in another duly executed proxy bearing a later date; or (iii) attending the meeting and casting your vote in person.  Your last vote will be the vote that is counted.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of our Board of Directors.  Our Board’s recommendations are set forth together with a description of such items in this Proxy Statement.  In summary, our Board recommends a vote FOR election of the nominated slate of directors; FOR the proposed increase in the number of shares authorized for issuance under our 2003 Stock Plan from 800,000 shares to 1,100,000 shares; and FOR the ratification of our independent registered public accounting firm.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the Annual Meeting.  Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of Directors.  Election of a director requires the affirmative votes of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present.  The seven persons receiving the greatest number of votes will be elected as directors.  Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Stockholders may not cumulate votes in the election of directors.

Amendment to our 2003 Stock Plan.  The approval of the proposed amendment to our 2003 Stock Plan will require the affirmative vote of a majority of the shares for which votes are cast at a meeting at which a quorum is present.  A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be treated as a vote cast and will be counted for purposes of determining whether a quorum is present.  Accordingly, an abstention will have the effect of a vote against the proposal to amend our 2003 Stock Plan.  Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to approval of the proposed amendment to our 2003 Stock Plan and are not deemed a vote cast.

Ratification of Auditors.  The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares for which votes are cast at a meeting at which a quorum is present.  A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be treated as a vote cast and will be counted for purposes of determining whether a quorum is present.  Accordingly, an abstention will have the effect of a negative vote.  Brokers are entitled to use their discretion to vote uninstructed proxies with respect to ratification of our independent auditors.

Effect of Broker Non-Votes.  If your shares are held by your broker in “street name,” you are receiving a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.  Please complete the form and return it in the envelope provided by the broker or agent.  No postage is necessary if mailed in the United States.  If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion.  Votes that could have been cast on the matter in question if the brokers have received their customers’ instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.”  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted as a vote cast in determining the number of shares necessary for approval.  Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

Can I dissent or exercise rights of appraisal?

Under Nevada law, holders of our voting stock are not entitled to dissent from any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who pays for this proxy solicitation?

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.

ELECTION OF DIRECTORS
(Proposal No. 1)

General

Our Board of Directors is currently comprised of seven directors, each of whom is elected annually.  Accordingly, stockholders will elect seven directors at the Annual Meeting.  Each director is to be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified.  If a director resigns or otherwise is unable to complete his term of office, the Board may elect another director for the remainder of the departing director’s term.

The Board has no reason to believe that the nominees will not serve if elected, but if they should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our Board.

Vote Required

If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to our Board of Directors.

Nominees for Director

The Board’s nominees are:

Joseph F. Cunningham, Jr.
Mr. Cunningham has served as a director of our Company since January 2006 and as Chairman of the Audit Committee since January 8, 2006.  Mr. Cunningham founded and has been the President and Chief Executive Officer of Liberty Mortgage Acceptance Corporation since 1992.  Liberty Mortgage Acceptance Corporation is a nationwide commercial mortgage lender.  From March 1985 to 1992, Mr. Cunningham was the Chief Executive Officer of his own mortgage banking firm.  Mr. Cunningham was the Chief Operating Officer of Colwell Financial Corporation, which serviced over $5 billion and employed over 1,500 people, and was the Executive Vice President and Chief Financial Officer of Granite Financial Corporation, which was the first company to securitize subprime residential mortgages.  Earlier, Mr. Cunningham practiced as a CPA in the Boston office of PricewaterhouseCoopers for six years.  Mr. Cunningham received a B.S. in Accounting from Boston College in 1969.  Age: 59.

Daniel L. Coury, Sr.
Mr. Coury has served as a director of our Company since February 2000, and served as our acting Chief Executive Officer from January 2006 until his permanent appointment as Chief Executive Officer in September 2006.  Since 1990, Mr. Coury has served as President and Chairman of Mesa Cold Storage, Ltd., which owns and operates the largest cold storage facilities in Arizona.  Before Mr. Coury purchased Mesa Cold Storage, he had experience in international trade, real estate development, real estate exchanges and serving as a consultant to various family businesses, including five General Motors dealerships, numerous commercial and residential developments and mortuary services.  Age: 54.

Richard Butler
Mr. Butler has served as a director of our Company since August 2006.  From 1999 to the present, Mr. Butler has worked as an independent consultant, advising clients with regards to credit and investment analysis, real estate lending and commercial mortgage banking, corporate and real estate workouts/restructurings, and placing financing in a broad range of markets.  Mr. Butler is a veteran savings and loan and mortgage banking executive.  He co-founded and was a major shareholder of Aspen Healthcare, Inc. and Ref-Razzer Corporation, was President and CEO of Mt. Whitney Savings Bank, CEO of First Federal Mortgage Bank, CEO of Trafalgar Mortgage, and was Executive Officer and Member of the President’s Advisory Committee at American (formerly State) Savings & Loan Association, which at its peak had assets of $34 billion.  Mr. Butler co-developed a $200 million affordable housing consortium with First Bank, Federal Home Loan Mortgage Corporation, HUD, Radian Guaranty and Lloyds of London.  Mr. Butler attended Bowling Green University in Ohio, San Joaquin Delta College in California and Southern Oregon State College.  Age: 58.

Thomas J. Clarke, Jr.
Mr. Clarke has served as a director of our Company since November 2007.  Mr. Clarke is currently the Chairman and Chief Executive Officer of TheStreet.com.  Prior to joining that company in 1999, Mr. Clarke was Chief Executive Officer of Thomson Financial Investor Relations.  At that company, Mr. Clarke oversaw the sale of what was then Technimetrics Inc. from Knight-Ridder to Thomson Corporation in 1998.  Mr. Clarke has also held management positions at companies such as McAuto Systems Corp. and Media Records.  Additionally, Mr. Clarke serves as a business information advisor for Plum Holdings L.P., an institutional venture capital firm specializing in early stage investments in media companies.  He serves on the University of Albany’s executive advisory board of the Center for Comparative Functional Genomics, and on the board of Standing Stone, Inc., developers of disease state management solutions.  Mr. Clarke holds an MBA from Hofstra University and a Bachelor’s Degree in Marketing from St. John’s University.  Age: 51.

John Evans
Mr. Evans has served as a director of our Company since June 2007.  Since 2002, Mr. Evans has served as a business strategy consultant and investment analyst in the information services and media industry.  Previously, he was a fixed income and equity analyst and portfolio manager for various funds and family offices.  Mr. Evans has performed strategic consulting for various companies, including Bankrate, Inc.  He studied American and Ancient History at Columbia University.  Age: 44.

Benjamin Milk
Mr. Milk is an independent management consultant specializing in communications and strategic planning and has served as a director of our Company since September 2006.  For the 13 years prior to becoming a director, Mr. Milk served as Vice President of the International Association of Refrigerated Warehouses, where he was responsible for government relations, education programs, board support and member services.  Mr. Milk also served at the Securities and Exchange Commission for nine years, during which time he served as the Executive Director for five years.  In that role, Mr. Milk assisted in the restructuring of the Division of Corporation Finance, the largest division of the SEC.  Since 1981, Mr. Milk has served as a senior officer for several organizations.  Among other positions, he was Executive Vice President of a large non-profit organization.  Mr. Milk holds a Master’s Degree in Public Administration from the University of Pittsburgh.  Age: 69.

Rajesh Navar
Mr. Navar has served as a director and as President of our Company since June 2007, when the Company acquired LiveDeal, Inc., a company that Mr. Navar founded.  Prior to founding LiveDeal, Mr. Navar joined eBay in 1998, a start-up at that time, as a senior member of the engineering team.  Mr. Navar founded and built eBay’s search technology, helping build eBay into one of the world’s most successful and profitable e-commerce companies.  In September 2005, Mr. Navar was honored among Silicon Valley Business Journal’s chronicle of “40 under 40” people to watch.  Mr. Navar holds a Master’s in Business Management (Sloan Fellow) from Stanford University’s Graduate School of Business, a M.S. in Electrical Engineering from Iowa State University and a Bachelor of Engineering in Electronics Engineering from Bangalore University in Bangalore, India.  Age: 40.

Our Board of Directors recommends a vote FOR the election of each of the director nominees.

BOARD INFORMATION AND DIRECTOR NOMINATION PROCESS

How are directors compensated?

Our directors receive a base fee of $36,000 per year for their service on the board, which is payable in monthly installments.  Additionally, committee chairpersons are paid an additional $10,000 per year, payable monthly.  Upon election to the Board, directors are generally awarded 10,000 shares of restricted common stock.

How often did the Board meet during fiscal 2007?

Our Board of Directors met eight times during fiscal 2007, either telephonically or in person, and acted several times by unanimous written consent.  None of our directors attended fewer than 75% of the meetings of the Board held during the director’s service or of any committee on which the director served during fiscal 2007.

What committees has the Board established?

Our Board of Directors has a Corporate Governance and Nominating Committee, a Compensation Committee, and an Audit Committee.

Corporate Governance and Nominating Committee.  The purpose of the Corporate Governance and Nominating Committee is to (a) identify individuals who are qualified to become members of our Board of Directors, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders or to fill vacancies on the board; (ii) develop and recommend to the Board a set of corporate governance principles applicable to our Company; and (iii) oversee the evaluation of the Board and our Company’s management.  Messrs. Cunningham, Butler and Milk currently serve on the Corporate Governance and Nominating Committee.  Each member of the committee satisfies the independence standards specified in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and the related rules of the SEC.  Our Board of Directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is posted on our website at www.livedeal.com.  The committee met two times during fiscal 2007.

Compensation Committee.  The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock and benefit plans.  Messrs. Cunningham, Butler and Milk currently serve on the Compensation Committee, which is chaired by Mr. Butler.  Each member of the committee satisfies the independence standards specified in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and the related rules of the SEC.  Our Board of Directors has adopted a charter for the Compensation Committee, a copy of which is posted on our website at www.livedeal.com.  The committee met one time during fiscal 2007.

Audit Committee.  The purpose of the Audit Committee is to assist our Board of Directors in overseeing (i) the integrity of our Company’s accounting and financial reporting processes, the audits of our financial statements, as well as our systems of internal controls regarding finance, accounting, and legal compliance; (ii) our Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of our independent public accountants; (iv) our Company’s financial risk; and (v) our Company’s internal audit function.  In carrying out this purpose, the Audit Committee maintains and facilitates free and open communication between the Board, the independent public accountants, and our management.  Messrs. Cunningham, Butler and Milk currently serve on the Audit Committee.  Each member of the committee satisfies the independence standards specified in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and the related rules of the SEC.  Mr. Cunningham serves as the committee’s chairman and is the “audit committee financial expert” as defined under Item 401(h) of Regulation S-K.  Our Audit Committee reports its findings directly to the full Board.  Our Board of Directors has adopted a charter for the Audit Committee, a copy of which is posted on our website at www.livedeal.com.  The Audit Committee met one time during fiscal 2007.

Compensation Committee Interlocks and Insider Participation.  There were no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officers.

What are the procedures of the Governance and Nominating Committee in making nominations?

The Corporate Governance and Nominating Committee will establish and periodically reevaluate the criteria and qualifications for board membership and the selection of candidates to serve as directors of our Company.  In determining whether to nominate a candidate for director, the Corporate Governance and Nominating Committee will consider the candidate’s independence standards, experience relevant to the needs of our Company, leadership qualities, diversity, and the ability to represent our stockholders.  The committee, if it so chooses, has the authority to retain a search firm to identify director candidates and to approve any fees and retention terms of the search firm’s engagement.

The committee shall formulate a process to identify candidates for nomination or to be recommended to the Board for nomination as directors.  The process, at a minimum, shall

•	reflect the minimum qualifications that in the view of the committee are required for membership on the board;

•	reflect any additional qualifications that in the view of the Committee are required of one or more members of the board;

•	provide for the consideration of the qualifications, performance, and contributions of incumbent board members who consent to re-election;

•	provide for the identification and evaluation of potential nominees for positions for which the Committee does not select qualified incumbents for re-election; and

•	provide for appropriate documentation of the nominations process.

Our Board of Directors is of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving our Company the benefit of the familiarity and insight into our Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.  Accordingly, the process of the Corporate Governance and Nominating Committee for identifying nominees reflects the practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, who the committee believes will continue to make important contributions to the Board, and who consent to continue their service on the Board.

What are our policies and procedures with respect to director candidates who are nominated by security holders?

The Corporate Governance and Nominating Committee shall formulate and recommend for adoption to the full Board a policy regarding consideration of nominees for election to the Board who are recommended by security holders of the Company.  The policy shall state at a minimum that the committee will consider candidates nominated by stockholders of the Company.  The policy shall contain any other elements that the committee deems appropriate.  These elements may include requirements relating to minimum share ownership of recommending security holder; qualifications of recommended candidates; and compliance with procedures for submission of recommendations.

The committee shall adopt procedures for the submission to the committee of stockholder recommendations of nominees for election to the Board, consistent with the policy adopted by the Board.  These procedures, at a minimum, shall include requirements and specifications relating to the following:

•	the timing for the submission of recommendations;

•	the manner of submission of recommendations;

•	information required to be provided concerning the recommending security holder;

•	information required to be provided concerning proposed nominee;

•	the consent of the proposed nominee to be contacted and interviewed by the committee;

•	and the consent of the proposed nominee to serve if nominated and elected.

What is our policy on director attendance at our Annual Meetings?

The Corporate Governance and Nominating Committee of the Board of Directors shall formulate and recommend to the Board for adoption a policy regarding attendance of directors at annual meetings of the Company's stockholders.  The policy may provide for attendance of directors by appropriate means of electronic conferencing.

All of our directors attended our 2007 Annual Meeting of Stockholders.  All current directors anticipate attending the 2008 Annual Meeting.

How can investors communicate with the Board of Directors?

Stockholders and other parties interested in communicating with the Board of Directors may do so by writing to Board of Directors, LiveDeal, Inc., 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205-3321.

Does the Company have a code of ethics?

We have adopted a code of ethics that applies to all directors, officers, and employees of our Company, including the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.  We have filed our code of ethics as an exhibit to our quarterly report on Form 10-QSB for the period ended March 31, 2004.  In addition, our code of ethics is posted under “Investor Relations” on our Internet website at www.livedeal.com.  We will mail a copy of our code of ethics at no charge upon request submitted to LiveDeal, Inc., Attention: Investor Relations, 4840 East Jasmine Street, Suite 105, Mesa, Arizona, 85205.  If we make any amendment to, or grant any waivers of, a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on Form 8-K or on our Internet website at www.livedeal.com.

PROPOSAL TO AMEND OUR
2003 STOCK PLAN
(Proposal No. 2)

General Information

At the 2008 Annual Meeting there will be presented to stockholders a proposal to approve an amendment to our 2003 Stock Plan, which would increase the number of shares authorized for issuance under the 2003 Stock Plan from 800,000 to 1,100,000.  As of January 7, 2008, 173,743 shares remained available for future grants under the 2003 Stock Plan.  On January 14, 2008, the Board of Directors, acting as the Plan Committee, unanimously approved the proposed amendment subject to stockholder approval at the Annual Meeting.  The amendment to the 2003 Stock Plan increasing the number of shares authorized for issuance will not be effective unless and until stockholder approval is obtained.

The Board of Directors believes that the Company’s ability to grant awards under the 2003 Stock Plan, and under the amended 2003 Stock Plan, will promote the success and enhance the value of the Company by linking the personal interest of participants to those of the Company’s stockholders and by providing participants with an incentive for outstanding performance.  The Board of Directors believes that the 2003 Stock Plan helps the Company attract, retain and motivate employees, officers and directors.  In addition, the Board of Directors believes the proposed increase in the number of shares available for issuance under the 2003 Stock Plan is appropriate in light of the fact that the Company has repurchased or otherwise retired approximately 300,000 shares of its common stock in recent months.  The resulting decrease in the number of shares of our common stock that are issued and outstanding will mitigate any dilutive impact on current stockholders that this proposal would otherwise have.  For those reasons, the Board of Directors believes that an increase in the number of shares available for issuance in future years, as proposed, is in the best interests of the Company and its stockholders.

The 2003 Stock Plan provides for the granting of restricted stock, performance share awards and performance-based awards to eligible individuals.  A summary of the principal provisions of the 2003 Stock Plan, as amended, is set forth below.  The summary is qualified by reference to the full text of the 2003 Stock Plan, which is included as Appendix A to this Proxy Statement.

Administration

The 2003 Stock Plan is to be administered by a committee of the Board of Directors (the “Committee”).  If the Board does not appoint a Committee, the 2003 Stock Plan is to be administered by the Board of Directors and all references in the 2003 Stock Plan to the Committee shall refer to the Board.  The Committee shall have the exclusive authority to administer the 2003 Stock Plan, including the power to determine eligibility; the types and sizes of awards; the price and timing of awards; and any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof.

Eligibility

Persons eligible to participate in the 2003 Stock Plan include all employee and non-employee service providers of the Company or any subsidiary, as determined by the Committee.

Limitation on Awards and Shares Available

An aggregate of 1,100,000 shares of our common stock would be available for grant under the 2003 Stock Plan, as amended (of which, 626,257 shares have been granted).  The maximum number of shares of common stock payable in the form of performance-based awards to any one participant for a performance period is 100,000 shares, or in the event the performance-based award is paid in cash, the maximum is determined by multiplying 100,000 by the fair market value of one share of stock as of the date of grant of the performance-based award.

Awards

The 2003 Stock Plan provides for the grant of restricted stock, performance shares and performance-based awards.  No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the 2003 Stock Plan.

A restricted stock award is the grant of shares of common stock at a price determined by the Committee (including zero), that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met.  Conditions may be based on continuing employment or achieving performance goals.  During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.  A grant of performance shares gives the recipient rights that are valued and payable to or exercisable by the recipient as established by the Committee upon the grant or thereafter.

Grants of performance-based awards under the 2003 Stock Plan enable the Committee to treat restricted stock awards and performance share awards granted under the 2003 Stock Plan as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and preserve the deductibility of these awards for federal income tax purposes.  Because Section 162(m) of the Code only applies to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only individuals who are, or could be, covered employees are eligible to receive performance-based awards.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied.  These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share.  These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period.  In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award.  Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

Amendment and Termination

The Committee, subject to approval of the Board of Directors, may terminate, amend, or modify the 2003 Stock Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule.

Federal Income Tax Consequences

A participant receiving restricted stock, performance shares or performance-based awards will not recognize taxable income at the time of grant.  At the time the restrictions lapse, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for such award and fair market value of the stock or amount received on the date of the lapse of restriction.  The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

Vote Required for Approval of Amendment

Approval of the amendment to the 2003 Stock Plan requires the affirmative vote of a majority of the shares for which votes are cast, in person or by valid proxy, at a meeting at which a quorum is present.

Our Board of Directors recommends a vote FOR the proposal to amend our 2003 Stock Plan to increase the number of shares eligible for grant under the 2003 Stock Plan from
800,000 shares to 1,100,000 shares.

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3)

Audit Committee Appointment – Mayer Hoffman McCann P.C.

Our Audit Committee, pursuant to authority granted to it by our Board of Directors, has selected Mayer Hoffman McCann P.C., certified public accountants, as independent auditors to examine our annual consolidated financial statements for the fiscal year ending September 30, 2008.  Our Board is submitting this proposal to the vote of the stockholders in order to ratify the Audit Committee’s selection.  If stockholders do not ratify the selection of Mayer Hoffman McCann P.C., the Audit Committee will reconsider its selection of our independent registered public accounting firm for fiscal 2008 although the Audit Committee will be under no obligation to change its selection.

Former Engagement of Epstein, Weber & Conover, P.L.C. and Moss Adams LLP

Our annual consolidated financial statements for the fiscal year ending September 30, 2007 were audited by Mayer Hoffman McCann P.C.  Our annual consolidated financial statements for the fiscal years ending September 30, 2006 and 2005 were audited by Moss Adams LLP (“Moss Adams”).  Effective March 29, 2007, the Company dismissed Moss Adams as its independent registered public accounting firm.  Also on March 29, 2007, the Company engaged Mayer Hoffman McCann P.C. to replace Moss Adams.  Both actions were approved by the Audit Committee.

Moss Adams became the Company’s independent registered public accounting firm when it combined with the Company’s previous independent public accountant, Epstein, Weber & Conover, P.L.C. (“EWC”), effective January 1, 2007.  As such, Moss Adams was only involved in reviewing the Company’s financial statements for its fiscal quarter ended on December 31, 2006.  The reports issued by EWC with respect to the Company’s financial statements for the past two fiscal years, which ended on September 30, 2005 and September 30, 2006, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2005 and September 30, 2006 (during which time EWC was the Company’s independent public accountant) and the subsequent interim period preceding the Company’s dismissal of Moss Adams (during which time Moss Adams was the Company’s independent public accountant), there were no disagreements between the Company and EWC or Moss Adams on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  In addition, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K during such periods.

During the fiscal years ended September 30, 2005 and September 30, 2006 and the subsequent interim period preceding the Company’s engagement of Mayer Hoffman McCann P.C., neither the Company nor anyone on its behalf consulted MHM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered by Mayer Hoffman McCann P.C. with respect to the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement between the Company and Moss Adams or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit and Other Fees

We have paid or expect to pay the following fees to our independent registered public accounting firm for work performed in 2007 and 2006 or attributable to the audit of our 2007 and 2006 consolidated financial statements:

	2007	2006
Audit Fees	$135,150	$80,035
Audit-Related Fees	73,500	0
Tax Fees	16,800	0
All Other Fees	2,500	0
Total	227,950	80,035

Each year, the Audit Committee approves the annual audit engagement in advance.  The Audit Committee also has established procedures to pre-approve all non-audit services provided by the Company’s independent registered public accounting firm.  All 2007 and 2006 non-audit services listed above were pre-approved.

Audit Fees:  This category includes the audit of our annual financial statements and review of financial statements included in our annual and period reports that are filed with the SEC, the audit of internal control over financial reporting and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control and other matters.  In fiscal 2007, the Company paid $64,400 to EWC; $23,250 to Moss Adams; and $47,500 to Mayer Hoffmann McCann P.C. for audit fees.

Audit-Related Fees:  This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”  In fiscal 2007, these fees included the payment of $73,500 to Mayer Hoffman McCann P.C. for services that it rendered in connection with the Company’s acquisition of LiveDeal, Inc. (California).

Tax Fees:  This category consists of professional services rendered by Mayer Hoffman McCann P.C. for tax compliance and tax advice in fiscal 2007.  The services for the fees disclosed under this category include technical tax advice.

All Other Fees:  These fees were related to the Company’s transition from Moss Adams to Mayer Hoffman McCann P.C.

Attendance of Mayer Hoffman McCann P.C. at 2008 Annual Meeting

Representatives of Mayer Hoffman McCann P.C. are expected to be present at the Annual Meeting.  The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required to Ratify Appointment of Mayer Hoffman McCann P.C.

The affirmative vote of a majority of the shares for which votes are cast, in person or by valid proxy, at the Annual Meeting is required to ratify the selection of Mayer Hoffmann McCann P.C. as the Company’s independent registered public accounting firm for fiscal 2008.  An abstention counts as a vote cast and, therefore, effectively counts as a vote against this proposal.

Our Board of Directors recommends a vote FOR ratification of
Mayer Hoffman McCann P.C.
as our independent registered public accounting firm for fiscal 2008.

EXECUTIVE OFFICERS

Our executive management consists of the following personnel:

Daniel L. Coury, Sr. Chief Executive Officer
Mr. Coury has served as a director of our Company since February 2000, and served as our acting Chief Executive Officer from January 2006 until his permanent appointment as Chief Executive Officer in September 2006.  Since 1990, Mr. Coury has served as President and Chairman of Mesa Cold Storage, Ltd., which owns and operates the largest cold storage facilities in Arizona. Before Mr. Coury purchased Mesa Cold Storage, he had experience in international trade, real estate development, real estate exchanges and serving as a consultant to various family businesses, including General Motors dealerships, numerous commercial and residential developments and mortuary services.  Age: 54.

Rajesh Navar President
Mr. Navar has served as a director and as President of our Company since June 2007, when the Company acquired LiveDeal, Inc., a company that Mr. Navar founded.  Prior to founding LiveDeal, Mr. Navar joined eBay in 1998, a start-up at that time, as a senior member of the engineering team.  Mr. Navar founded and built eBay’s search technology, helping build eBay into one of the world’s most successful and profitable e-commerce companies.  In September 2005, Mr. Navar was honored among Silicon Valley Business Journal’s chronicle of “40 under 40” people to watch.  Mr. Navar holds a Master’s in Business Management (Sloan Fellow) from Stanford University’s Graduate School of Business, a M.S. in Electrical Engineering from Iowa State University and a Bachelor of Engineering in Electronics Engineering from Bangalore University in Bangalore, India.  Age: 40.

Gary L. Perchbacher Chief Financial Officer
Mr. Perschbacher has 35 years of management experience.  He joined our Company in November 2005 as Special Assistant to the Chairman of the Board, working with the Chairman in implementing cost reduction and revenue enhancement programs, and was appointed to serve as Chief Financial Officer in February 2006.  Since June 2000, Mr. Perschbacher has been a financial leadership partner in the executive services and consulting firm, Tatum LLC, and in that capacity has worked with several emerging growth companies.  Mr. Perschbacher has a BBA, with a concentration in finance, from the University of Wisconsin- Milwaukee, and an MBA from Keller Graduate School of Management.  Age: 59.

John Raven Chief Operating Officer
Mr. Raven has served as our Chief Operating Officer since July 2005.  Mr. Raven has over 11 years of experience in the technology arena and 16 years of overall leadership experience working with companies such as Perot Systems (PER), where he worked in 2003 and managed 640 staff members, Read-Rite Corp (RDRT), where he worked from 2000 to 2003, and as Cap Gemini Ernst & Young (CAPMF), where he worked from 2000 to 2002.  Mr. Raven also served as Director of Information Technology at Viacom’s ENG Network division, where he worked from 1996 to 1999.  Mr. Raven has experience in software engineering, data and process architecture, systems development, and database management systems.  At NASA’s Jet Propulsion Laboratory, where he worked from 1993 to 1996, Mr. Raven was a team member and information systems engineer for the historic 1997 mission to Mars conducted with the Pathfinder space vehicle and the Sojourner surface rover.  Mr. Raven received his Bachelors of Science in Computer Science from the California Institute of Technology in 1991.  His certifications include Cisco Internetwork Engineer, Project Management from the Project Management Institute, Certified Project Manager from Perot Management Methodology Institute, Microsoft Certified System Engineer, and Certified Novel Engineer.  Age: 43.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our Named Executive Officers.  For fiscal 2007, the Company’s Named Executive Officers were:

Daniel L. Coury, Sr., Chief Executive Officer;
Rajesh Navar, President;
Gary L. Perschbacher, Chief Financial Officer; and
John Raven, Chief Operating Officer.

The Compensation Committee

The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer and the Company’s other executive officers.  Additionally, the Compensation Committee reviews compensation of outside directors for service on the Board and for service on committees of the Board, and administers the Company’s stock plans.

Role of Executives in Determining Executive Compensation

The Chief Executive Officer provides input to the Compensation Committee regarding the performance of the other Named Executive Officers and offers recommendations regarding their compensation packages in light of such performance.  The Compensation Committee is ultimately responsible, however, for determining the compensation of the Named Executive Officers, including the Chief Executive Officer.

Compensation Philosophy and Objectives

The Compensation Committee and the Board of Directors believe that the Company’s compensation programs for its executive officers should reflect the Company’s performance and the value created for its stockholders.  In addition, we believe the compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success.  Specifically, the Company’s executive compensation program is intended to:

•	attract and retain the highest caliber executive officers;
•	drive achievement of business strategies and goals;
•	motivate performance in an entrepreneurial, incentive-driven culture;
•	closely align the interests of executive officers with the interests of the Company’s stockholders;
•	promote and maintain high ethical standards and business practices; and
•	reward results and the creation of stockholder value.

Factors Considered in Determining Compensation; Components of Compensation

The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on separate freestanding components.  We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals.  Our compensation should be competitive enough to attract and retain highly skilled individuals.  In this regard, we utilize a combination of between two to four of the following types of compensation to compensate our executive officers:

•	base salary, which increases by 10% each year during the term of their employment agreement;
•	performance bonuses, which may be earned annually depending on the Company’s achievement of pre-established goals;
•	cash bonuses given at the discretion of the Board; and
•	equity compensation, consisting of restricted stock.

The Compensation Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board of Directors.  Salaries are based on the following factors:

•	the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;
•	the performance of the particular executive in relation to established goals or strategic plans; and
•	competitive levels of compensation for executive positions based on information drawn from compensation surveys and other relevant information.

Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee.  Restricted stock is generally granted annually under the 2003 Stock Plan and is priced at 100% of the closing price of the Company’s common stock on the date of grant.  These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company.

Use of Benchmarking and Compensation Peer Groups

The Compensation Committee did not utilize any benchmarking measure in fiscal 2007 and traditionally has not tied compensation directly to a specific profitability measurement, market value of the Company’s common stock or benchmark related to any established peer or industry group.  Salary increases are based on the terms of the Named Executive Officers’ employment agreements and correlated with the Board’s and the Compensation Committee’s assessment of each Named Executive Officer’s performance.  The Company also generally seeks to increase or decrease compensation, as appropriate, based upon changes in an executive officer’s functional responsibilities within the Company.

Compensation of Chief Executive Officer

As Chief Executive Officer of the Company, Mr. Coury’s compensation is based on his employment agreement with the Company, which provides for a minimum base salary, the minimum benefits to which he is entitled under the compensation plans available to the Company’s senior executive officers and payments or other benefits he is entitled to receive upon termination of his employment.  Mr. Coury’s employment agreement, as described more fully below, was entered into on September 19, 2006, shortly before the end of fiscal 2006.  Prior to that time, Mr. Coury acted as the interim Chief Executive Officer.

The Compensation Committee determined the amount of Mr. Coury’s base salary and the number of restricted stock shares to be awarded to him in fiscal 2007 after considering the competitive levels of compensation for chief executive officers managing companies of similar size, complexity and performance level, current trends in the Company’s growth, Mr. Coury’s contributions to the Company’s business success in fiscal 2007 and the conclusion that Mr. Coury has the vision and executive capabilities to continue to lead the growth of the Company.

Other Compensation Policies and Considerations

The intention of the Company has been to compensate the Named Executive Officers in a manner that maximizes the Company’s ability to deduct such compensation expenses for federal income tax purposes.  However, the Compensation Committee has the discretion to provide compensation that is not “performance-based” under Section 162(m) of the Internal Revenue Code it determines that such compensation is in the best interests of the Company and its stockholders.  For fiscal 2007 the Company expects to deduct all compensation expenses paid to the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Daniel L. Coury, Sr., Chief Executive Officer	2007	458,931		150,000	(2)	88,000	-	-	-	90,284	(3)	787,215

Rajesh Navar, President	2007	92,750	(4)	-		-	-	-	-	-		92,750

Gary L. Perschbacher, Chief FinancialOfficer	2007	203,052	(5)	-		-	-	-	-	-		203,052

John Raven, Chief Operating Officer	2007	244,808		5,000		-	-	-	-	-		249,808
_______________
(1)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with Financial Accounting Standards Board Statement 123(R), or SFAS No. 123(R), of restricted stock awards issued pursuant to the 2003 Stock Plan (i.e., grant date fair value amortized over the requisite service period, but disregarding any estimate of forfeitures relating to service based vesting conditions). For restricted stock awards, fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date. These amounts reflect LiveDeal’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.

(2)	This amount was paid during fiscal 2007 but accrued and related to Mr. Coury’s performance in fiscal 2006.
(3)	This amount represents the fair market value of an automobile that was provided to Mr. Coury in part because of his role in facilitating the Company’s Attorneys’ General Settlement.
(4)	Mr. Navar joined the Company as President on June 6, 2007, at an annual salary of $300,000.
(5)	Of this amount, $168,049 was paid to Mr. Perschbacher directly and $35,003 was paid to Tatum LLC, an executive services and consulting firm in which Mr. Perschbacher is a partner.

SEVERANCE AND CHANGE IN CONTROL PAYMENTS

As discussed elsewhere in this Proxy Statement, we have employment agreements with certain of our Named Executive Officers that provide severance benefits to the Named Executive Officers upon termination following a change in control or without cause.  In the table below, we summarize the estimated payments that will be made to each of our current Named Executive Officers upon a termination of employment without cause or in connection with a change in control of LiveDeal.  The major assumptions that we used in creating the table are set forth directly below.  The table includes an estimate of the compensation that would accrue for each executive if the triggering event occurred on September 30, 2007 (LiveDeal’s fiscal year-end) and, unless otherwise noted, is based on each executive’s compensation on that date.  Calculations requiring a per share stock price are made on the basis of the closing price of $6.99 per share of our common stock on the Over-The-Counter Bulletin Board on September 28, 2007.

Change in Control

No cash payment will be made solely because of a Change in Control (as that term is defined in the 2003 Stock Plan).  For each current Named Executive Officer, the cash payments described under the table heading “Change in Control” will be triggered upon a termination in connection with a Change in Control.

Acceleration upon a Change in Control

Under the 2003 Stock Plan, the committee administering the plan and/or the Board has the discretion to remove all restrictions on restricted stock awards that remain outstanding at the time of any Change in Control.  For purposes of the “Restricted Stock Award” column, we have assumed the acceleration of the restricted stock awards for Messrs. Coury, Perschbacher and Raven.

Medical and Other Benefits

The table below does not discuss certain medical, disability or outplacement services benefits that may be payable on termination to our current Named Executive Officers.  We also do not include any amounts payable on termination that are generally available to all employees on a non-discriminatory basis.  In addition, this table does not include specific treatment of a normal retirement.

Release

The payment of the severance benefits summarized below is subject to the current Named Executive Officers signing a general release acceptable to LiveDeal in order for such severance benefits to take effect.

Name and Principal Position	Triggering Event	Severance Payments ($)	Restricted Stock Awards ($)	Potential / Total Value ($)

Daniel L. Coury, Sr.,	Change in Control	612,000(1)	1,083,450	1,695,450
Chief Executive Officer	Without Cause	612,000(1)	1,083,450	1,695,450

Rajesh Navar,	Change in Control	75,000	-	75,000
President	Without Cause	75,000	-	75,000

Gary L. Perschbacher,	Change in Control	-	69,900	69,900
Chief Financial Officer	Without Cause	50,000	69,900	119,900

John Raven,	Change in Control	55,000	69,900	124,900
Chief Operating Officer	Without Cause	55,000	69,900	124,900
_______________
(1)	This amount assumes payment of Mr. Coury’s $150,000 annual bonus, as prescribed under his employment agreement.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding grants of plan-based awards to the Named Executive Officers during the fiscal year that ended on September 30, 2007.

		Estimated Future Payouts Under Non Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards:	All Other Option Awards:		Grant Date
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(1)	Number of Shares of Stock or Units (#)	Exercise Price of Option Award	Fair Value of Option or Stock Awards

Daniel L. Coury, Sr., Chief Executive Officer	12/15/06	-	-	-	-	-	-	10,000	-	-	$88,000

Rajesh Navar, President	-	-	-	-	-	-	-	-	-	-	-

Gary L. Perschbacher, Chief Financial Officer	-	-	-	-	-	-	-	-	-	-	-

John Raven, Chief Operating Officer	-	-	-	-	-	-	-	-	-	-	-
_______________
(1)	All awards described in the column were granted under the Company’s 2003 Stock Plan.

EMPLOYMENT AGREEMENTS

Daniel L. Coury, Sr.

On September 19, 2006, we entered into an employment agreement with Mr. Coury, which provides for his service as the Company’s Chief Executive Officer.  Pursuant to his employment agreement, Mr. Coury will receive a base salary of $420,000, plus 10% annual salary increases, beginning with the Company’s fiscal year ending September 30, 2008; an annual bonus of $150,000, provided the Company obtains certain performance measures as established by the Company’s Board of Directors; a one time bonus of $150,000 if and when the common stock of the Company is listed on a national exchange; and a grant of 10,000 shares of restricted stock of the Company (“Restricted Shares”), which vest upon the earlier to occur of three years or a “change of control” (as defined in the Company’s 2003 Stock Plan); provided, however, that Mr. Coury is obligated to return one-third of the Restricted Shares at the end of each fiscal year unless certain performance targets are reached for that fiscal year.

Additionally, in the event that Mr. Coury terminates his employment for “good reason” or the Company terminates his employment other than for “Cause” or on account of his death or “disability,” as each of those terms is defined in the employment agreement, Mr. Coury will receive 12 months of continuing salary, and all restricted stock granted to the employee prior to the employment agreement and the portion of the Restricted Shares that remain unvested and for which the annual risk of forfeiture has lapsed due to annual performance targets being achieved will be immediately accelerated.

Rajesh Navar

In connection with the Company’s acquisition of LiveDeal, Inc. on June 6, 2007, the Company entered into a three-year employment agreement with Mr. Navar.  The agreement provides for a base salary of $300,000 per year plus participation in the Company’s health, disability and dental benefits, insurance programs, pension and retirement plans, and all other employee benefit and compensation arrangements available to other senior officers of the Company.  Commencing in the second year, Mr. Navar’s annual salary will be increased on an annual basis at a rate of at least 10% of the preceding year’s annual salary.  The Company will also reimburse Mr. Navar for all business expenses incurred by him in connection with his employment with the Company.

The agreement also provides that, if Mr. Navar’s employment is terminated as a result of his death, disability, for Cause (as defined in the agreement), the agreement otherwise expires, or for any reason other than Good Reason (as defined in the agreement), Mr. Navar or his estate, conservator or designated beneficiary, as the case may be, will be entitled to payment of any earned but unpaid annual salary for the year in which Mr. Navar’s employment is terminated through the date of termination, as well as any accrued but unused vacation, reimbursement of expenses, and vested benefits to which Mr. Navar is entitled in accordance with the terms of each applicable benefit plan.  In the event Mr. Navar’s employment is terminated for any other reason or if Mr. Navar terminates his own employment for Good Reason on or before the expiration of the Agreement, and provided that Mr. Navar executes a valid release of any and all claims that Mr. Navar may have relating to his employment against the Company, Mr. Navar will be entitled to receive any earned but unpaid annual salary for the year, any accrued but unused vacation, reimbursement of expenses and vested benefits to which Mr. Navar is entitled in accordance with the terms of each applicable benefit plan, plus a lump sum amount equal to three months of annual salary that Mr. Navar would receive under the agreement if his employment with the Company had not been terminated.

In addition, in the event Mr. Navar’s employment is terminated as a result of his death, Mr. Navar’s estate, conservator or designated beneficiary, as the case may be, will be entitled to receive, in addition to Mr. Navar’s accrued salary and benefits through the date of death, a lump sum payment equivalent to three months of Mr. Navar’s annual salary in effect at the time of death.

Gary L. Perschbacher

On March 31, 2006, the Company entered into an employment agreement with Gary Perschbacher to serve as our Chief Financial Officer.  On September 19, 2006, we amended Mr. Perschbacher’s employment agreement.  The terms of the agreement provide for an extension of the term until September 20, 2009 and a base salary of $200,000.  Salary for subsequent years, beginning with the Company’s fiscal year ending September 30, 2008, will be determined by the Compensation Committee, but in no event will be less than 110% of the prior year’s salary.  Mr. Perschbacher also received a grant of 10,000 shares of restricted stock of the Company pursuant to the Company’s 2003 Stock Plan.

John Raven

Mr. Raven’s employment agreement with the Company, which was initially entered into on September 21, 2004, was renewed and extended as of February 6, 2006 and again as of September 20, 2006.  His current agreement provides for a term ending September 20, 2009 and a base salary of $220,000.  Salary for subsequent years, beginning with the fiscal year ending September 30, 2008, will be determined by the Compensation Committee, but in no event will be less than 110% of the prior year’s salary.  Mr. Raven has received cash bonuses for his performance under his employment agreement, including $5,000 in fiscal 2007.  Additionally, Mr. Raven is to receive a bonus of 15,000 shares of restricted stock under the 2003 Stock Plan either upon change of control as defined in the plan or when the when the Company’s stock trades at $20.00 per share, whichever comes first.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information regarding outstanding equity awards for the Named Executive Officers at September 30, 2007.

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)	Equity Incentive Plan Awards: Number of Unearned Share or Units That Have Not Vested(#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested($)

Daniel L. Coury, Sr.,	-	-	-	-	10,000	(2)	69,900	-	-
Chief Executive Officer					30,000	(3)	209,700
					5,000	(4)	34,950
					100,000	(5)	699,000
					10,000	(6)	69,900

Rajesh Navar,	-	-	-	-	-		-	-	-
President

Gary L. Perschbacher,	-	-	-	-	10,000	(7)	69,900	-	-
Chief Financial Officer

John Raven,	-	-	-	-	2,500	(8)	17,475	-	-
Chief Operating Officer					2,500	(9)	17,475
					5,000	(10)	34,950
_______________
(1)
The market value for these shares of restricted stock was determined by multiplying the number of shares of restricted common stock times the closing price of such stock on September 28, 2007, which was $6.99 per share.

(2)	Granted on August 13, 2003; vest on August 13, 2008.
(3)	Granted on February 28, 2006; vest of February 28, 2009.
(4)	Granted on April 2, 2004; vest on April 2, 2009.
(5)	Granted on September 18, 2006; vest on September 18, 2009.
(6)	Granted on December 15, 2006; vest on December 15, 2009.
(7)	Granted on September 16, 2006; vest on September 16, 2009.
(8)	Granted on April 1, 2005; vest on April 1, 2008.
(9)	Granted on September 18, 2006; vest on September 18, 2009.
(10)	Granted on December 15, 2003; vest on December 15, 2013.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to shares of LiveDeal common stock acquired through exercises of stock options and vesting of restricted shares and the number of shares acquired the value realized on exercise or vesting by the Named Executive Officers.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Daniel L. Coury, Sr., Chief Executive Officer	-	-	-	-

Rajesh Navar, President	-	-	-	-

Gary L. Perschbacher, Chief Financial Officer	-	-	-	-

John Raven, Chief Operating Officer	-	-	5,000	$44,000
_______________
(1)
If the Named Executive Officer executed an exercise-and-hold transaction, the value realized equals the difference between the per share base price of the restricted stock and the fair market value of a share of our common stock on such date of exercise, multiplied by the number of shares of restricted stock exercised. If the Named Executive Officer executed a same-day-sale transaction, the value realized equals the difference between the per share base price of the restricted stock and the per share sale price upon sale, multiplied by the number of shares of restricted stock sold.

DIRECTOR COMPENSATION

Employee directors do not receive any separate compensation for their Board activities.  Non-employee directors each receive a $36,000 annual retainer, as discussed above.  Committee chairpersons receive an additional annual retainer of $10,000.  We reimburse directors for reasonable expenses related to their Board service.

The following table summarizes compensation paid to each of our non-employee directors who served in such capacity during fiscal 2007.  Thomas J. Clarke, Jr. was elected to the Board on November 20, 2007, and as such, no compensation for him is reflected in the table below.

Name	Fees Earned or Paid in Cash($)	Option Awards($)	Stock Awards($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation($)	Total ($)

Joseph F. Cunningham, Jr.	73,667	-	-		-	-	-	73,667

Richard Butler	46,000	-	-		-	-	-	46,000

John Evans	-	-	80,000	(1)	-	-	-	80,000

Benjamin Milk	36,000	-	-		-	-	-	36,000

Elisabeth DeMarse(2)	38,333	-	-		-	-	-	38,333
_______________
(1)
Mr. Evans was granted 10,000 shares of restricted common stock on June 7, 2007 in connection with his election to the Board of Directors. The value of such restricted shares, which were granted pursuant to the 2003 Stock Plan, is based on the closing price of the Company’s common stock on June 7, 2007, which was $8.00 per share.

(2)	Ms. DeMarse resigned from the Board of Directors on August 3, 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes securities available for issuance under LiveDeal’s equity compensation plans as of September 30, 2007:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders(1)	586,757	(2)	-	213,243

Equity compensation plans not approved by security holders	60,000	(3)	-	-

Total	-		-	213,243
_______________
(1)	Includes the 2003 Stock Plan.
(2)	This number represents the number of shares of restricted stock that have been granted to eligible participants under our 2003 Stock Plan.
(3)
This number represents shares of restricted stock that were granted to Peter J. Bergmann, our former Chairman and Chief Executive Officer, pursuant to a restricted stock agreement dated June 6, 2004, as reduced per the terms of his Separation Agreement, dated November 3, 2005. These shares were not granted under our 2003 Stock Plan. These shares of restricted stock vest in accordance with a performance-based vesting schedule. As of September 30, 2007, all 60,000 of these shares were vested.

2003 Stock Plan

During the fiscal year ended September 30, 2002, our stockholders approved the 2002 Employees, Officers & Directors Stock Option Plan (the “2002 Plan”), which was intended to replace our 1998 Stock Option Plan (the “1998 Plan”).  The 2002 Plan was never implemented, however, and no options, shares or any other securities were issued or granted under the 2002 Plan.  There were 300,000 shares of our common stock authorized for issuance under the 2002 Plan.  On June 30, 2003 and July 21, 2003, respectively, our Board of Directors and a majority of our stockholders terminated both the 1998 Plan and the 2002 Plan and approved our 2003 Stock Plan.  The 300,000 shares of common stock previously allocated to the 2002 Plan were re-allocated to the 2003 Stock Plan.

In April 2004, our stockholders and our Board of Directors approved an amendment to the 2003 Stock Plan to increase the aggregate number of shares available there under by 200,000 shares in order to have an adequate number of shares available for future grants.  At the 2007 Annual Meeting of Stockholders, an amendment was approved that increased the aggregate number of shares available for issuance under the 2003 Stock Plan to 800,000 shares.  Subject to the approval of Proposal 2 discussed elsewhere in this Proxy Statement, the number of shares available for issuance will be increased by another 300,000 shares, to 1,100,000 shares in the aggregate.

The following Compensation Committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the intention to do so is expressed indicated.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Richard Butler, Chairman
Joseph F. Cunningham, Jr.
Benjamin Milk

AUDIT COMMITTEE REPORT

The SEC rules require us to include in our Proxy Statement a report from the Audit Committee of our Board of Directors.  The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report in such filings.

It is the duty of the Audit Committee to provide independent, objective oversight of our accounting functions and internal controls.  The Audit Committee acts under a written charter that sets forth the audit-related functions we are expected to perform.  Our functions are to:

•	serve as an independent and objective party to monitor LiveDeal, Inc.’s financial reporting process and system of internal control structure;

•	review and appraise the audit efforts of LiveDeal, Inc.’s independent registered public accounting firm; and

•	provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting.  We discuss these matters with the Company’s independent auditors and with appropriate financial personnel.  We regularly meet privately with the independent auditors, who have unrestricted access to the Audit Committee.  We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.  Toward that end, we have considered whether the non-audit related services provided by LiveDeal, Inc.’s independent auditors are compatible with their independence.  In addition, we review our financing plans and report recommendations to the full Board for approval and to authorize action.

Management of LiveDeal, Inc. has primary responsibility for the Company’s financial statements and the overall reporting process, including its system of internal control structure.  The independent auditors (a) audit the annual financial statements prepared by management, (b) express an opinion as to whether those financial statements fairly present LiveDeal, Inc.’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles, and (c) discuss with the Company any issues they believe should be raised.  Our responsibility is to monitor and review these processes.

It is not our duty or responsibility to conduct auditing or accounting reviews or procedures.  We are not employees of LiveDeal, Inc. while serving on the Audit Committee.  We are not and we may not represent ourselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting and auditing.  Therefore, we have relied, without independent verification; on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on LiveDeal, Inc.’s consolidated financial statements.  Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that LiveDeal, Inc.’s independent accountants are, in fact, “independent.”

This year, we reviewed LiveDeal, Inc.’s audited consolidated financial statements and met with both management and Mayer Hoffman McCann P.C., LiveDeal, Inc.’s independent auditors, to discuss those consolidated financial statements.  Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  We have received from and discussed with Mayer Hoffman McCann P.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  These items relate to that firm’s independence from LiveDeal, Inc.  We also discussed with Mayer Hoffman McCann P.C. any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90.

Based on these reviews and discussions, we recommended to the Board that LiveDeal, Inc.’s audited consolidated financial statements should be included in LiveDeal, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

The Audit Committee
Joseph F. Cunningham, Jr., Chairman
Richard Butler
Benjamin Milk

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 7, 2008, with respect to (i) each Named Executive Officer and each director of our Company; (ii) all Named Executive Officers and directors of our Company as a group; and (iii) each person known to our Company to be the beneficial owner of more than five percent of our common stock.  We deem shares of our common stock that may be acquired by an individual or group within 60 days of January 7, 2008, pursuant to the exercise of options or warrants or conversion of convertible securities, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Percentage of ownership is based on 6,612,366 shares of common stock outstanding on January 7, 2008.  The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our common stock.  Unless otherwise indicated, the business address of each person listed is 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Daniel L. Coury, Sr. (1)	186,750	2.8%
Gary L. Perschbacher	10,000	*
John Raven	15,000	*
Joseph Cunningham	25,000	*
Thomas J. Clarke, Jr. (2)	10,000	*
Richard Butler	10,000	*
Benjamin Milk	10,000	*
Rajesh Navar (3)	814,756	12.3%
John Evans (4)	20,000	*

All executive officers and directors as a group (9 persons)	1,101,506	16.7%

Rajesh Navar and Arati Navar, Co-Trustees of the Rajesh & Arati Navar Living Trust dated 9/23/2002 (5)	668,385	10.1%
Torstar Corporation (6)	475,718	7.2%
Ewing & Partners (7)	702,672	10.6%
Timothy Ewing (7)	702,672	10.6%
Endurance General Partners, L.P. (7)	702,672	10.6%
Ewing Asset Management, LLC (7)	702,672	10.6%
Endurance Partners (Q.P.), L.P. (7)	492,200	7.4%
Endurance Partners, L.P. (7)	210,472	3.2%
_________________________

*  Represents less than one percent of our issued and outstanding common stock.

(1)
Of the number shown, (i) 6,250 shares are owned by Children’s Management Trust (the “Coury Trust”), of which Mr. Coury is a co-trustee, and (ii) 1,009 shares are owned by DLC & Associates Business Consulting, Inc. (“DLC”), of which Mr. Coury is the President.  Mr. Coury disclaims beneficial ownership of the shares owned by the Coury Trust and DLC except to the extent of his proportionate interest therein, if any.

(2)	Mr. Clarke joined the Board as a director on November 20, 2007. Address is 14 Wall Street, 14th Floor, New York, New York 10005.
(3)	Mr. Navar owns 146,371 shares directly and 668,385 shares indirectly in his capacity as a co-trustee and co-beneficiary of the Rajesh & Arati Navar Living Trust dated 9/23/2002.
(4)
Mr. Evans owns 10,000 shares directly and 10,000 shares indirectly as a co-owner of Rubicon Capital Partners (“Rubicon”).  Mr. Evans disclaims beneficial ownership of the shares owned by Rubicon except to the extent of his proportionate interest therein, if any.

(5)	Address is 23930 Jabil Lane, Los Altos Hills, California 94024.
(6)	Address is One Yonge Street, 6th Floor, Toronto, Canada M5E 1P9.
(7)
Mr. Ewing is the sole member of Ewing Asset Management, LLC (“EAM”), which is the general partner of Ewing General Partners, L.P. (“EGP”).  EGP is the general partner of Endurance Partners (Q.P.), L.P. (“EPQP”) which directly owns 492,200 shares of the Company, and Endurance Partners, L.P (“EPLP”), which directly owns 210,472 shares of the Company.  EGP therefore is the indirect beneficial owner of 702,672 shares of the Company.  Additionally, Ewing & Partners (“E&P”) is the investment advisor for both EPQP and EPLP, and Mr. Ewing is the managing partner of E&P.  Address for all entities and persons is 4514 Cole Avenue, Suite 808, Dallas, Texas 75205.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).

Based solely on our review of the copies of such forms filed with the SEC and on written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and our ten percent or greater stockholders were complied with during the fiscal year that ended September 30, 2007, with the exception of the Form 3 that was required to be filed by Mr. Evans upon his election to our Board of Directors.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be considered for inclusion in our proxy materials relating to our 2009 Annual Meeting, stockholder proposals must be received at our principal executive offices by September 28, 2008, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials.  Any notice of a stockholder proposal submitted outside of the process prescribed by Rule 14a-8 of the Securities Exchange Act of 1934 after September 28, 2008 will be considered untimely.  All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2009 Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

We are offering our stockholders the opportunity to consent to receive our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet.  Electronic delivery could save us a significant portion of the costs associated with printing and mailing Annual Meeting materials, and we hope that our stockholders find this service convenient and useful.  If you consent and we elect to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them.  We may also choose to send one or more items to you in paper form despite your consent to receive them electronically.  Your consent will be effective until you revoke it by terminating your registration at the website www.investor delivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting our transfer agent, Registrar and Transfer Company, if you hold shares in your own name.

By consenting to electronic delivery, you are stating to us that you currently have access to the Internet and expect to have access in the future.  If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future Annual Meeting materials.  In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  The Company files reports, proxy statements and other information with the SEC.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.  The statements and forms we file with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC.  The Internet address for this site can be found at: www.sec.gov.

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 has been mailed to you with this Proxy Statement.  The Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.  The information contained in the “Audit Committee Report,” “Compensation Committee Report,” and “Performance Graph” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.  We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, as filed with the SEC.  Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits.  Any such requests should be directed to our Corporate Secretary at our principal executive offices at 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205-3321.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY VIA FACSIMILE TO THE ATTENTION OF GARY L. PERSCHBACHER AT (480) 324-2507 OR IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  YOUR VOTE IS IMPORTANT.

LiveDeal, Inc.

/s/ Gary L. Perschbacher

Gary L. Perschbacher
Chief Financial Officer

January __, 2008

APPENDIX A

LIVEDEAL, INC.
AMENDED AND RESTATED 2003 STOCK PLAN

ARTICLE 1
PURPOSE

1.1            GENERAL.  The purpose of the LiveDeal, Inc. Amended and Restated 2003 Stock Plan (the “Plan”) is to promote the success, and enhance the value, of LiveDeal, Inc. (the “Company”) by linking the personal interests of its employees and non-employee services providers to those of Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of its employees and non-employee services providers upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
EFFECTIVE DATE

2.1           EFFECTIVE DATE.  The Plan is effective as of the date the Plan is approved by the Company’s Stockholders (the “Effective Date”).

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

3.1           DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a)           “Award” means any Restricted Stock Award, Performance Share Award or Performance-Based Award granted to a Participant under the Plan.

(b)           “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Cause” means termination of employment or service as a result of any of the following events:  (1) the commission of an act of dishonesty, fraud, embezzlement, theft or other similar acts of misconduct by the Participant, whether within or outside the scope of the Participant’s employment or service with the Company, (ii) the breach of duty by the Participant in the course of employment or service, unless waived in writing by the Company, (iii) the neglect by the Participant of the Participant’s duties with the Company, unless waived in writing by the Company, (iv) the Participant’s disobedience or refusal or failure to discharge the Participant’s duties to the Company under any employment agreement or otherwise, (v) the breach of obligations of the Participant to the Company under this Agreement or any employment or other agreement with the Company, unless waived in writing by the Company, (vi) the breach by the Participant of any fiduciary duty to the Company involving personal gain or profit, including acceptance of gifts, gratuities, honorarium, lodging, and other items of direct economic value in excess of One Hundred Dollars ($100.00) from any one source, provided that this section does not apply to gifts or items received from family members or other non-business or professional persons, (vii) the violation by the Participant of any law, rule, regulation, court order (other than a law, rule, or regulation relating to a traffic violation or similar offense) or a final cease and desist order, or (viii) the Participant economically committing the Company beyond the Participant’s expressly approved authority as communicated to the Participant by the Company from time to time.

(e)           “Change of Control” means any of the following:

(1)           any merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities, or other property other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;

(2)           any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company or any major subsidiary, other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

(3)           the shareholders of the Company approve any plan or proposal for liquidation or dissolution of the Company; or

(4)           any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than (A) any current shareholder of the Company or affiliate thereof, or (B) an employee benefit plan of the Company or any Subsidiary or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, or (C) any affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company’s outstanding Stock.

(f)           “Code” means the Internal Revenue Code of 1986, as amended.

(g)           “Committee” means the committee of the Board described in Article 4.

(h)           “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i)           “Disability” shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature.  The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(j)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k)           “Fair Market Value” means, as of any given date, the fair market value of Stock determined as follows:

(1)           Where there exists a public market for the Stock, the Fair Market Value shall be (A) the closing price for the Stock for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Committee to be the primary market for the Stock or the Nasdaq National Market, whichever is applicable, or (B) if the Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of the Stock on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)           In the absence of an established market for the Stock of the type described in (1), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

(l)           “Participant” means a person or entity who, as an employee or non-employee services provider of the Company or any Subsidiary, has been granted an Award under the Plan.

(m)           “Performance-Based Awards” means the Restricted Stock or Performance Share Awards granted to selected Covered Employees pursuant to Articles 7 and 8, but which are subject to the terms and conditions set forth in Article 9.  All Performance-Based Awards are intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code.

(n)           “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following:  number of customers, pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(o)           “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(p)           “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(q)           “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(r)           “Plan” means the LiveDeal, Inc. Amended and Restated 2003 Stock Plan.

(s)           “Restricted Stock” means Stock granted to a Participant under Article 7 that is subject to certain restrictions and to risk of forfeiture.

(t)           “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

(u)           “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 4
ADMINISTRATION

4.1           COMMITTEE.  The Plan shall be administered by a Committee appointed by, and which serves at the discretion of, the Board.  If the Board does not appoint a Committee to administer the Plan, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board.

4.2           ACTION BY THE COMMITTEE.  A majority of the Committee shall  constitute a quorum.  The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3           AUTHORITY OF COMMITTEE.  The Committee has the exclusive power, authority and discretion to:

(a)           Designate Participants to receive Awards;

(b)           Determine the type or types of Awards to be granted to each Participant;

(c)           Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)           Determine the terms and conditions of any Award granted under the Plan including but not limited to the purchase price, if any, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e)           Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan;

(f)           Determine whether, to what extent, and under what circumstances an Award may be settled in, or the purchase price of an Award, if any, may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)           Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)           Decide all other matters that must be determined in connection with an Award;

(i)           Interpret the terms of the Plan or any Award Agreement;

(j)           Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

(k)           Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4           DECISIONS BINDING.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1           NUMBER OF SHARES.  Subject to adjustment provided in Section 11.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 800,000.

5.2           LAPSED AWARDS.  To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

5.3           STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

6.1           ELIGIBILITY.

(a)           GENERAL.  Persons eligible to participate in this Plan include employees and non-employee service providers of the Company or a Subsidiary, as determined by the Committee.

(b)           FOREIGN PARTICIPANTS.  In order to assure the viability of Awards granted to Participants employed or providing services in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

6.2           ACTUAL PARTICIPATION.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No individual shall have any right to be granted an Award under this Plan.

ARTICLE 7
RESTRICTED STOCK

7.1           GRANT OF RESTRICTED STOCK.  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

7.2           ISSUANCE AND RESTRICTIONS.  Restricted Stock shall be subject to such restrictions on transferability, repurchase, and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

7.3           FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or services during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

7.4           CERTIFICATES FOR RESTRICTED STOCK.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 8
PERFORMANCE SHARES

8.1           GRANT OF PERFORMANCE SHARES.  The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee.  The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant.  All Awards of Performance Shares shall be evidenced by an Award Agreement.

8.2           RIGHT TO PAYMENT.  A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter.  Subject to the terms of the Plan, the Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

8.3           OTHER TERMS.  Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in a written Performance Share Award Agreement.  Unless otherwise provided in an Award Agreement, Performance Shares will lapse immediately if a Participant’s employment or service is terminated for Cause.

ARTICLE 9
PERFORMANCE-BASED AWARDS

9.1           PURPOSE.  The purpose of this Article 9 is to provide the Committee the ability to qualify the Restricted Stock Awards pursuant to Article 7 and the Performance Share Awards pursuant to Article 8 as “performance-based compensation” pursuant to Section 162(m) of the Code.  If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 7 or 8.

9.2           APPLICABILITY.  This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards.  The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 9.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3           DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.  Unless otherwise provided in an Award Agreement, Performance-Based Awards will be forfeited if a Participant’s employment is terminated for Cause.

9.4           PAYMENT OR GRANT OF PERFORMANCE AWARDS.  Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance Award for such Performance Period is paid or granted to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.  In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5           MAXIMUM AWARD PAYABLE OR GRANTED.  The maximum Performance-Based Award payable or granted to any one Participant pursuant to the Plan for a Performance Period is 100,000 shares of Stock, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying 100,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.

ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS

10.1          STAND-ALONE AND TANDEM AWARDS.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2          EXCHANGE PROVISIONS.  The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 10.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

10.3          TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee.

10.4          FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary for the payment of an Award, if any, may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

10.5          LIMITS ON TRANSFER.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary.  Except as otherwise provided by the Committee or as otherwise provided in this Plan or in the applicable Award Agreement, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

10.6          BENEFICIARIES.  Notwithstanding Section 10.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If the Participant is married, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50 percent of the Participant’s interest in the Award shall not be effective without the written consent of the Participant’s spouse.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.7          STOCK CERTIFICATES.  All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

10.8          CHANGE OF CONTROL.  Unless otherwise provided in an Award Agreement, if a Change of Control occurs, the Board shall have the discretion to remove all restrictions on, or accelerate the vesting of, outstanding Awards.  Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and, if applicable, shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

11.1          GENERAL.  In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor.  In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, the Committee has the authority to substitute for each such share of Stock then subject to each Award the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION

12.1          AMENDMENT, MODIFICATION AND TERMINATION.  With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

12.2          AWARDS PREVIOUSLY GRANTED.  Except as otherwise provided in the Plan, including without limitation, the provisions of Article 10, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 13
GENERAL PROVISIONS

13.1          NO RIGHTS TO AWARDS.  No Participant, employee, non-employee service provider, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, non-employee service providers, and other persons uniformly.

13.2          NO STOCKHOLDERS RIGHTS.  No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

13.3          WITHHOLDING.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

13.4          NO RIGHT TO EMPLOYMENT OR SERVICES.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ of, or to provide services to, the Company or any Subsidiary.

13.5          UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.6          INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.7          RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

13.8          EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

13.9          TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.10        FRACTIONAL SHARES.  No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

13.11        SECURITIES LAW COMPLIANCE.  With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

13.12        GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the “1933 Act”), any of the shares of Stock paid under the Plan.  If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.13        GOVERNING LAW.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

REVOCABLE PROXY

LIVEDEAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 28, 2008

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on February 28, 2008 and the Proxy Statement and appoints Gary L. Perschbacher, the proxy of the undersigned, with full power of substitution to vote all shares of Common Stock of LiveDeal, Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. local time, at 2240 Village Walk Drive, Building 3, Second Floor, Henderson, Nevada 89052, on February 28, 2008, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

Please be sure to sign and date this Proxy in the box below.

Date __________________________

______________________________	______________________________
Stockholder (sign above)	Co-holder (if any) (sign above)

PLEASE MARK VOTES AS IN THIS EXAMPLE:   ☒

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
	For	Withhold
Joseph F. Cunningham Jr.	☐	☐
Daniel L. Coury, Sr.	☐	☐
Richard Butler	☐	☐
Thomas J. Clarke, Jr.	☐	☐
John Evans	☐	☐
Benjamin Milk	☐	☐
Rajesh Navar	☐	☐

PROPOSAL NO. 2 – AMENDMENT TO 2003 STOCK PLAN
	For	Against	Abstain
To increase the number of shares authorized for issuance under the LiveDeal, Inc. Amended and Restated 2003 Stock Plan from 800,000 shares to 1,100,000 shares	☐	☐	☐

PROPOSAL NO. 3 – RATIFICATION OF AUDITORS
	For	Against	Abstain
To ratify the appointment of Mayor Hoffman McCann P.C. as LiveDeal’s independent registered public accounting firm for the fiscal year ending September 30, 2008	☐	☐	☐

OTHER MATTERS
	Yes	No
In his discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.	☐	☐

Please disregard the following if you have previously provided your consent decision:

☐ By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses, other materials, and shareholder communications electronically via the Internet at a website that will be disclosed to me.  I understand that the Company may no longer distribute printed materials to me regarding any future stockholder meeting until such consent is revoked.  I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Registrar and Trust Company, 10 Commerce Drive, Cranford, New Jersey 07016, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT.  IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1, 2, AND 3 IN THE DISCRETION OF THE PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

^ Detach above card, sign, date and mail in postage paid envelope provided. ^

LIVEDEAL, INC.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

THIS PROXY CARD IS VALID WHEN SIGNED AND DATED.
MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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